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                                                                    EXHIBIT 99.1

     Dear Shareholder:

     In Fisher's 1999 annual report, I noted that "the key differences between the challenges of the past and those of the present are the speed of change and the increased pressure placed on decision making." Events of the past two years have certainly confirmed this observation. Rapid adaptation is essential.

     The time line moving across the bottom of this and successive pages denotes major decisions we have made over the past 14 months to address this latter question. Each event has given shape to the present company and each has ongoing consequences for our future. Viewed together they represent a form of organizational adaptation, a useful perspective for evaluating our company's ongoing responses to economic, technological, regulatory, and competitive challenges.

     As 2001 progressed--a year that surely ranks among the most trying and unsatisfactory in Fisher's 91-year history--I found myself asking, and then attempting to answer, three fundamental questions concerning these challenges.


     How is the company adapting to major changes in the economics of the broadcasting industry?

     When we decided to exit the flour milling business to focus attention and resources on communications and media, the wholesale restructuring of our company began.

     We knew that basic changes needed to be made in the way we operated our radio and television stations. The realization that 2000 was an anomalous year, inflated by national elections, the Olympic games, and extravagant dot-com advertising, only made these changes more urgent.

     In early 2001, several structural changes were proposed to the Fisher board, all of which were approved. These included a corporate name change from Fisher Companies Inc. to Fisher Communications, Inc. to emphasize our vision of becoming a "high-performance communications and media company." Management also recommended that the company be restructured along more functional lines to enhance decision-making efficiency and make performance measurement more transparent. This entailed the renaming of Fisher Broadcasting Inc. to Fisher Broadcasting Company, which now holds the broadcast licenses for Fisher's radio and television properties through nine separate, geographically oriented entities. And it included the establishment of Fisher Media Services Company to provide structure and processes for new and existing businesses that serve audiences through traditional and non-broadcast means. In addition, sale of the flour milling assets in April and the food distribution business in June facilitated our concentration on operating and expanding core enterprises.


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     Having begun to focus primarily on communications and media, we turned our attention to cost restructuring. Three factors drove this move: The first, as mentioned, was the substantial drop in advertising revenue due to a contracting economy; second, rapid ownership consolidation of broadcasting properties was fueling an intensely competitive business environment; and third, media choices for listeners and viewers were expanding quickly, leading to market fragmentation.

     In August 2001, we announced plans to reduce company-wide expenses by 10%. This entailed both a reduction of operating expenditures and the elimination of jobs. Our workforce is now 8% smaller, representing over $5 million in personnel cost savings as we move into 2002.

     To continue our restructuring initiatives, we are in the process of refinancing loans for the television properties we acquired in 1999, and for Fisher Plaza. And at the same time, we are assessing the best use of our real estate assets in relation to market conditions.

     How is the company responding to significant regulatory changes within the communications and media sector?

     Repercussions of the Telecommunications Act are profound, particularly in regard to broadcasting ownership rules that directly affect competition, and in regard to regulation of the digital transmission spectrum, which is costly to implement but potentially beneficial to viewers and broadcasters.

     Simply put, the Federal Communications Commission has greatly relaxed its ownership regulations. Now that companies can own multiple radio and television stations in single markets, and might soon be able to own newspapers and cable systems in those markets as well, the economic dynamics change. Ownership of multiple stations and media combinations in a given market provides economies of scale in operations and market penetration in the form of advertising options for clients. Further, scale often enables ownership groups to produce and control the most popular syndicated programming.

     Fisher has taken advantage of many of these opportunities. We acquired radio stations KVI and KPLZ in Seattle, and KOTK and KWJJ-FM in Portland, and we have created and operate several station combinations in our Radio Regional Group. However, I believe a "vertical integration" approach is only one answer to increased productivity. Other forms of enterprise, including licensing agreements and alliances, can be equally effective. For example, KOMO Television currently has a working agreement with the Seattle Post-Intelligencer that has been designed to increase consumer service and has resulted in extended brand identity for both entities.


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     Regulatory deadlines for transition to digital operation also present challenges for broadcasters in terms of timing and investment. Will the FCC, with considerable pressure from Congress, hold to its May 2002 deadline for implementation? Will consumers embrace the new technology? Will digital equipment and broadcasting be worth the considerable investment? Our approach is to assume leadership in both technical and regulatory aspects of the process to make certain we stay ahead of the curve without overcommitting valuable company resources.

     In considering these factors and competitive pressures, we have chosen to implement full-power digital broadcasting in Seattle and Portland and limited power in our small-market television stations. These moves are in accordance with recent FCC timetable modifications.

     Finally, I think we have to acknowledge that television and radio broadcasting have been severely disrupted by new technologies such as the Internet, Direct Satellite, and broadband cable services. I believe that the companies that survive and prosper in this environment will be those that resolve how best to combine traditional strengths of broadcasting with newer media and information technologies.

     To this end, we have established a Media Services subsidiary that operates to develop initiatives and products that extend the reach of our broadcasting content through other nonbroadcasting distribution channels. Fisher has been adapting to changes in the broadcasting sector for 75 years, and we intend to put that accumulation of capabilities and physical assets to use in building this communications and media company.

     How does Fisher Communications intend to compete in this challenging environment?

     Competitive advantage is basically about uniquely beneficial resources and capabilities. We believe that two primary advantages for Fisher relative to its competition are its Puget Sound location and its creation and operation of Fisher Plaza.

     In the late 1990s, Harvard Business School's Michael Porter began describing "economic clusters" in terms of competitive advantage. He observed that you could map distinct geographic areas of highly successful enterprises: office furniture in western Michigan, chemical manufacturing in Louisiana, health technology in southern Florida, insurance in Hartford, and so on. What distinguishes these clusters is the critical mass of complementary businesses, institutions, and people--and the productivity, innovation, and new business ideas they stimulate.

     While the Puget Sound region has been known traditionally for its concentration of aerospace and forest products businesses, we believe that it is recognized increasingly as an "Information Fusion" cluster with core communications technologies and a complementary array of consumer-centric resources and activities. These elements


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include, among others, consumer and business software (e.g., Microsoft), streaming media (e.g., RealNetworks), online e-commerce (e.g., Amazon.com), and computer gaming (e.g., Nintendo). Supporting these and other members of the cluster are the University of Washington and other well-regarded academic and training institutions.

     In their most productive form, complementary businesses create a whole greater than the sum of their parts. But this fusion of essential elements does not occur without crucial enablers to bind the process together. One of the confounding aspects of the information revolution is that the promise of convergence has been elusive. Lack of adequate technological infrastructure and its coordination has resulted in unreliable and difficult-to-operate devices, which in turn have led to consumer frustration.

     It is within this context that I believe Fisher Communications and its digital hub, Fisher Plaza, are positioned to make timely contributions. Our broad experience with viewers and listeners has taught us that people don't care much about how communications devices work. We believe that they just want them to be useful and simple, and capable of delivering personalized, local information. This conclusion is echoed by John Seely Brown, Chief Scientist of Xerox, who says that especially in times of uncertainty, "We need security, robustness and predictability. We need technology to be seamless with the ways we work, learn and interact with each other." One of our hopes is that our efforts will help answer these challenges in the broadcast communications and media arena.

     So instead of waiting for solutions to emerge, we have approached these consumer demands with new methodologies, many of which are already benefiting our media outlets. For instance, we can now repurpose the news and information we produce at our broadcast stations for a variety of Internet protocol devices such as Web browsers, pocket PCs, Palm Pilots, CIVIA Media Terminals, pagers, cellular phones, and a variety of set-top boxes for television sets. And by designing a content management system that archives and keeps track of these activities, we can intelligently (and often automatically) create links that add value to this information. Moreover, we can add selective content from national and international sources of interest to our local customers. Finally, capabilities developed in serving our stations and customers can be offered to others facing similar problems and challenges.

     It is to our advantage that Fisher Plaza, and the resources and capabilities it represents, sits literally and figuratively at an intersection of important, technologically driven communications functions that we think consumers prefer and need. By providing both physical means and key relationships, Fisher Plaza serves as a convergence point for consumer-centric content creation and distribution. Our company enables the highly technical merging and sending of these information streams through radio and television broadcasting; through transmission and reception via satellite capabilities; over the Web through Internet protocols (IP); across cable networks operated by telecommunications


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companies; and by use of "last mile" distribution systems. We believe we are a critical component of the Puget Sound Information Fusion cluster.

     For a review of Fisher's performance and the opportunity to learn more about Fisher Plaza and its role in our region's development, please join us in Seattle on April 25, 2002, at 10:00 a.m. for our annual meeting. It will be held in the Illsley Ball Nordstrom Recital Hall at Benaroya Hall, 200 University Street.

     Sincerely,

     William W. Krippaehne Jr.

     President and Chief Executive Officer

     March 12, 2002

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     Some of the statements in this annual report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as `aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets' or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this report include, without limitation, statements, expectations or intentions by Fisher Communications, Inc. with respect to the effects of the Company's restructuring and leadership in the both the technical and regulatory aspects of digital operations. There are many risks and uncertainties that could cause actual results to differ materially from those predicted in our forward-looking statements. Factors that could prevent the Company from achieving desired efficiencies as a result of its restructuring include, without limitation, the risk that the Company may be required to scale back or stop entirely its restructuring in light of other needs of the Company's business operations, the risk that the restructuring itself may increase certain costs, such as (and these are only examples and not meant to be exhaustive) severance arrangements, the resolution of any disagreements with employees, and any outsourcing that management might decide is necessary or desirable, and the inherent difficulties in achieving cost reductions in a largely fixed-cost industry such as the communications and media sector. Factors that could prevent the Company from assuming leadership in the technical and regulatory aspect of digital operation include, without limitation, that the Company may determine that the allocation of resources to this task is not cost-justified, or changes in law or regulation may make assuming such leadership infeasible. Other factors that could cause actual results to differ materially from those predicted in our forward-looking statements are set out in the Company's reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Report on Form 10-Q for the third quarter of 2001 filed on November
14, 2001. As used herein, unless the context requires otherwise, the terms "we," "us," the "Company" and "Fisher" refer to Fisher Communications, Inc. and its consolidated subsidiaries.

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